Exhibit 10.30

SECOND AMENDED AND RESTATED GUARANTY AGREEMENT

This Second Amended and Restated Guaranty Agreement (this “Guaranty”) is made as of the 23rd day of February, 2018, by STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC., a Maryland corporation having its principal address at c/o SmartStop Asset Management, LLC, 10 Terrace Road, Ladera Ranch, California 92694 (“Guarantor”) in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association having an address at 225 Franklin Street, 18th Floor, Boston, Massachusetts 02110 (“Lender”).

Recitals

Guarantor and Lender are party to that certain Amended and Restated Guaranty Agreement dated as of September 29, 2017 (as may have been amended from time to time, the “Original Guaranty”), pursuant to which the Guarantor guaranteed the obligations of SSSHT Operating Partnership, L.P., a Delaware limited partnership (“SSSHTOP”), H. Michael Schwartz, a California resident (“Individual Borrower”) and Noble PPS, LLC, a Nevada limited liability company (“Noble”, and collectively with SSSHTOP and Individual Borrower, the “Borrower”) pursuant to the terms and provisions of that certain Amended and Restated Credit Agreement dated as of September 29, 2017 (as the same may have been amended from time to time, the “Original Credit Agreement”), by and between Lender and Borrower.

On the date hereof, Borrower and Lender are entering into that certain Second Amended and Restated Credit Agreement (as may be amended, restated, replaced or otherwise modified from time to time, the “Credit Agreement”) which shall amend and restate the Original Credit Agreement in its entirety and pursuant to which Borrower has requested, and Lender has agreed to provide, a loan to Borrower in the original maximum principal amount of up to Twenty-Four Million Five Hundred Thousand and 00/100 Dollars ($24,500,000.00) relating to the MBK Property (such loan, together with any other loans that may be further agreed to and advanced from time to time pursuant to the Credit Agreement, individually and collectively, the “Loan”), which Loan is (i) evidenced by, inter alia, that certain Promissory Note of even date herewith payable to the order of Lender in the original principal amount of Twenty-Four Million Five Hundred Thousand and 00/100 Dollars ($24,500,000.00) (as may from time to time be amended, supplemented, replaced, restated or otherwise modified, the “Note”) and (ii) secured by the Security Documents. As a condition precedent to making the Loan, Lender has required that Guarantor execute and deliver this Guaranty to Lender. Any capitalized term used and not defined in this Guaranty or on Exhibit A attached hereto shall have the meaning given to such term in the Credit Agreement.

Agreements

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce Lender to make the Loan to Borrower, Lender and Guarantor hereby agree that the Original Guaranty is hereby amended, restated and superseded (except to the extent the provisions of the Original Guaranty expressly survive termination thereof) in its entirety by this Guaranty as set forth below and Guarantor hereby guarantees to Lender the prompt and full payment and performance of the indebtedness and obligations described below in this Guaranty (collectively called the “Guaranteed Obligations”), this Guaranty being upon the following terms and conditions:

Section 1.    Guaranty of Payment. Guarantor hereby unconditionally and irrevocably guarantees to Lender the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, of all principal, interest (including interest accruing after maturity and after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, whether or not allowed in such proceeding), Hedging Obligations, prepayment premiums, fees, late charges, costs, expenses, indemnification indebtedness, and other sums of money now or hereafter due and owing, or which Borrower is obligated to pay, pursuant to the terms of the Note, the Credit Agreement, any of the other Loan Documents, any application, agreement, note or other document executed and delivered in connection with any of the other Loan Documents, as the same may from time to time be amended, supplemented, restated or otherwise modified (collectively, the “Indebtedness”), provided, however, that the Indebtedness shall not include any Excluded Hedging Obligations (as defined in Exhibit A attached hereto). The Indebtedness includes all costs and expenses incurred by Lender in seeking to enforce its rights and remedies with respect to the Indebtedness, including court costs, costs of alternative dispute resolution and reasonable attorneys’ fees, whether or not suit is filed or other proceedings are initiated thereon. This Guaranty covers the Indebtedness presently outstanding and the Indebtedness arising subsequent to the date hereof, including all amounts advanced by Lender in stages or installments. The guaranty of Guarantor as set forth in this Section 1 is a continuing guaranty of payment and not a guaranty of collection.

Section 2.    Primary Liability of Guarantor.

(a)    This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance, and Guarantor shall be liable for the payment and performance of the Guaranteed Obligations as a primary obligor. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any right to which Guarantor may otherwise have been entitled, whether existing under statute, at law or in equity, to require Lender to take prior recourse or proceedings against any Collateral, security or Person or to cause a marshalling of the assets of Borrower or of any Collateral securing the Guaranteed Obligations. It shall not be necessary for Lender, in order to enforce such payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against Borrower or to proceed against any other Person liable on such Guaranteed Obligations or for such performance or to proceed against any of such other Persons in any particular order, or to enforce any rights against any security given to secure such Guaranteed Obligations or performance, or to join Borrower or any other Person liable for the payment or performance of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations; provided, however, that nothing herein contained shall prevent Lender from suing on the Note or exercising any other right under the Loan Documents.

(b)    Suit may be brought or demand may be made against Borrower or against any or all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Lender against any party hereto.

Section 3.    Certain Agreements and Waivers by Guarantor.

(a)    Guarantor agrees that neither Lender’s rights or remedies nor Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

(i)    any limitation on the liability of, or recourse against, any other Person in any Loan Document or arising under any law;

(ii)    any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration or that the obligations of Guarantor hereunder exceed or are more burdensome than those of Borrower under the other Loan Documents;

(iii)    the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;

(iv)    the operation of any statutes of limitation or other laws regarding the limitation of actions, all of which are hereby waived as a defense to any action or proceeding brought by Lender against Guarantor, to the fullest extent permitted by law;

(v)    any homestead exemption or any other exemption that is waivable under applicable law;

(vi)    any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any Collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, or any impairment of Guarantor’s recourse against any Person or Collateral;

(vii)    whether express or by operation of law, any partial release of the liability of Guarantor hereunder (except to the extent expressly so released) or any complete or partial release of Borrower, Guarantor or any other Person liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations;

(viii)    the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(ix)    either with or without notice to or consent of Guarantor, any renewal, extension, amendment, modification, supplement, subordination or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents, including without limitation, material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s)) or performance or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Guaranteed Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by Lender to Borrower or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(x)    any neglect, lack of diligence, delay, omission, failure, or refusal of Lender to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of any Collateral securing any or all of the Guaranteed Obligations in compliance with applicable law or in a commercially reasonable manner;

(xi)    any failure of Lender to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of the occurrence or existence of any Default or Event of Default, or of any other action taken or refrained from being taken by Lender against Borrower or any security or other recourse, or of any new agreement between Lender and Borrower, it being understood that Lender shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding Borrower, including any changes in the business or financial condition of Borrower, and Guarantor acknowledges and agrees that Lender shall have no duty to notify Guarantor of any information which Lender may have concerning any Borrower;

(xii)    the existence of any claim, counterclaim, set-off or other right that Guarantor may at any time have against Borrower, Lender, or any other Person, whether or not arising in connection with this Guaranty, the Note, the Credit Agreement or any other Loan Document other than the defense of payment;

(xiii)    the invalidity or unenforceability of all or any part of the Guaranteed Obligations against Borrower, whether because the Guaranteed Obligations exceed the amount permitted by law or violate any usury law, or because the Persons creating the Guaranteed Obligations acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto, or because Borrower’s obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations);

(xiv)    any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by Lender, or any action taken or omitted by Lender in any such proceedings, including any election to have Lender’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Lender in any such proceedings or the taking and holding by Lender of any security for any such extension of credit;

(xv)    any other condition, event, omission, action that would in the absence of this paragraph result in the release or discharge of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or any other agreement;

(xvi)    any early termination of any (but less than all) of the Guaranteed Obligations;

(xvii)    Lender’s enforcement or forbearance from enforcement of the Guaranteed Obligations on a net or gross basis;

(xviii)    all suretyship defenses and defenses in the nature thereof;

(xix)    notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of nonpayment, nonperformance, nonobservance or default, or other proof or notice of demand whereby to charge Guarantor therefor; or

(xx)    the avoidance of any lien in favor of Lender for any reason.

(b)    In the event any payment by Borrower or any other Person to Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or any other party to Lender shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Lender of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Lender or paid by Lender to another Person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by Lender and any attorneys’ fees, costs and expenses paid or incurred by Lender in connection with any such event.

(c)    It is the intent of Guarantor and Lender that the obligations and liabilities of Guarantor hereunder are absolute, irrevocable and unconditional under any and all circumstances and that, until the Guaranteed Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantor.

(d)    None of Guarantor’s obligations shall be affected, impaired, lessened or released by loans, credits or other financial accommodations now existing or hereafter advanced by Lender to Borrower in excess of the Guaranteed Obligations. All payments, repayments and prepayments of the Loan, whether voluntary or involuntary, received by Lender from Borrower, any other Person or any other source (other than from Guarantor pursuant to a demand by Lender hereunder) shall be deemed to be applied first to any portion of the Loan which is not covered by this Guaranty, and last to the Guaranteed Obligations, and this Guaranty shall bind Guarantor to the extent of any Guaranteed Obligations that may remain owing to Lender. Lender shall have the right to apply any sums paid by Guarantor to any portion of the Loan in Lender’s sole and absolute discretion.

(e)    If acceleration of the time for payment of any amount payable by Borrower under the Note, the Credit Agreement, or any other Loan Document, is stayed or delayed by any law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by Lender.

Section 4.    Subordination. If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor (which indebtedness shall include without limitation any acquisition fee, guaranty fee, loan fee and organizational costs):

(a)    such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing such indebtedness shall, at all times, be subordinate in all respects to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations;

(b)    no Guarantor shall be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower to Guarantor until the Guaranteed Obligations have been fully and finally paid and performed; provided, however, that so long as no Default shall have occurred and be continuing, Guarantor shall not be prohibited from receiving any guaranty fee payments being paid in connection with the execution of this Guaranty and any other Loan Document and such fees or other sums as are permitted to be paid to Guarantor pursuant to the Credit Agreement;

(c)    Guarantor hereby assigns and grants to Lender a security interest in all such indebtedness and security therefor, if any, of Borrower to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not an Event of Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations have been fully and finally paid and performed. If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section 4, Guarantor shall pay the same to Lender immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Lender and shall have absolutely no dominion over the same except to pay it immediately to Lender; and

(d)    Guarantor shall promptly upon request of Lender from time to time execute such documents and perform such acts as Lender may reasonably require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section 4, including execution and delivery of proofs of claim, further assignments and security agreements, and delivery to Lender of any promissory notes or other instruments evidencing indebtedness of Borrower to Guarantor. All promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by Guarantor, of obligations of Borrower to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.

Section 5.    Other Liability of Guarantor or Borrower. If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may have against Guarantor. If Borrower is or becomes indebted to Lender for any indebtedness other than or in excess of the Guaranteed Obligations, any payment received or recovery realized upon such other indebtedness of such Borrower to Lender may be applied to such other indebtedness. This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given. Further, Guarantor’s liability under this Guaranty is in addition to any and all other liability Guarantor may have in any other capacity, including, if applicable, its capacity as a general partner.

Section 6.    Lender’s Assigns; Disclosure of Information. This Guaranty is for the benefit of Lender and Lender’s successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations. Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations or any part thereof. Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants. Guarantor shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder. Lender may disclose to any such assignee or participant or prospective assignee or participant, to Lender’s affiliates, to any regulatory body having jurisdiction over Lender and to any other parties as necessary or appropriate in Lender’s reasonable judgment, any information Lender now has or hereafter obtains pertaining to the Guaranteed Obligations, this Guaranty, or Guarantor, including information regarding any security for the Guaranteed Obligations or for this Guaranty, and/or credit or other information on Guarantor and/or any other Person liable, directly or indirectly, for any part of the Guaranteed Obligations.

Section 7.    Binding Effect; Joint and Several Liability. This Guaranty is binding not only on Guarantor, but also on Guarantor’s heirs, personal representatives, successors and assigns. Upon the death of Guarantor, if Guarantor is a natural person, this Guaranty shall continue against Guarantor’s estate as to all of the Guaranteed Obligations, including that portion incurred or arising after the death of Guarantor and shall be provable in full against Guarantor’s estate, whether or not the Guaranteed Obligations are then due and payable. If this Guaranty is signed by more than one Person, then all of the obligations of Guarantor arising hereunder shall be jointly and severally binding on each of the undersigned, and their respective heirs, personal representatives, successors and assigns, and the term “Guarantor” shall mean all of such Persons and each of them individually.

Section 8.    Governing Law. The validity, enforcement, and interpretation of this Guaranty, shall for all purposes be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. All obligations of Guarantor hereunder are payable and performable at the place or places where the Guaranteed Obligations are payable and performable.

Section 9.    Invalidity of Certain Provisions. If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable law.

Section 10.    Costs and Expenses of Enforcement. Guarantor agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to enforce Lender’s rights and remedies under this Guaranty, including court costs, costs of alternative dispute resolution and reasonable attorneys’ fees, whether or not suit is filed or other proceedings are initiated hereon. All such costs and expenses incurred by Lender shall constitute a portion of the Guaranteed Obligations hereunder, shall be subject to the provisions hereof with respect to the Guaranteed Obligations and shall be payable by Guarantor on demand by Lender.

Section 11.    No Usury. It is not the intention of Lender or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable law. Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor’s capacity as guarantor, may lawfully be required to pay under applicable law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable law. The provisions of this Section shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Lender.

Section 12.    Representations, Warranties, and Covenants of Guarantor. Until the Guaranteed Obligations are paid and performed in full and each and every term, covenant and condition of this Guaranty is fully performed, Guarantor hereby represents, warrants, and covenants that:

(a)    Guarantor has a financial or business interest in Borrower and/or the making of the Loan to Borrower, and will derive a material and substantial benefit, directly or indirectly, from the making of the Loan to Borrower and from the making of this Guaranty by Guarantor, including, without limitation, if applicable, the receipt of certain guaranty fees in connection with the execution and delivery of this Guaranty;

(b)    this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(c)    Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of or in default with respect to any law or in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected;

(d)    Guarantor is duly organized, validly existing, and in good standing under the laws of the state of its organization and has full power and authority to enter into and perform this Guaranty;

(e)    there is no litigation pending or, to the knowledge of Guarantor, threatened by or before any tribunal against or affecting Guarantor which, if adversely determined, could reasonably be expected to prevent Guarantor from performing its obligations hereunder or which would have a material adverse effect on the financial condition of Guarantor;

(f)    all financial statements and information heretofore furnished to Lender by Guarantor do, and all financial statements and information hereafter furnished to Lender by Guarantor will, fully and accurately present the condition (financial or otherwise) of Guarantor as of their dates and the results of Guarantor’s operations for the periods therein specified, and, since the date of the most recent financial statements of Guarantor heretofore furnished to Lender, no material adverse change has occurred in the financial condition of Guarantor;

(g)    after giving effect to this Guaranty, Guarantor is solvent after giving effect to Guarantor’s right of contribution, subrogation, reimbursement and indemnity against SSSSTOP, is not engaged or about to engage in business or a transaction for which the property of Guarantor is an unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pay as such debts mature;

(h)    Guarantor has read the provisions contained in the Note, the Credit Agreement, and the other Loan Documents and agrees to be bound by the terms thereof which relate to Guarantor as if such terms were set forth in this Guaranty in their entirety, including, without limitation, Section 5.02(b) of the Credit Agreement;

(i)    Guarantor shall not incur any Indebtedness unless permitted by Section 7.08 of the Credit Agreement and shall deliver the financial information to Lender required by Sections 5.01(a), (b), (c), (f) and (g) of the Credit Agreement; and

(j)    Guarantor shall operate its business at all times so as to satisfy or be deemed to have satisfied all requirements necessary to qualify as a real estate investment trust under the Code. Guarantor shall maintain adequate records so as to comply with all record-keeping requirements relating to its qualification as a real estate investment trust as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the IRS all returns and reports required thereby. Guarantor shall request from its shareholders all shareholder information required by the Code and applicable regulations of the Department of Treasury promulgated thereunder.

All representations and warranties made in this Guaranty shall be deemed to be made at and as of the date of this Guaranty and at and as of each date on which the Loan is advanced by Lender to Borrower pursuant to the Credit Agreement, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. All such representations and warranties shall survive the effectiveness of the Credit Agreement, the execution and delivery of the Loan Documents and the making of the Loan.

In the event that Guarantor fails to perform any covenant set forth in this Section 12, or if any of the representations, warranties, or covenants set forth in this Section 12 becomes untrue after the date hereof but prior to the Guaranteed Obligations being paid and performed in full and each and every term, covenant and condition of this Guaranty being fully performed, then thirty (30) days after receipt of written notice of such occurrence, an Event of Default shall occur under this Guaranty; provided that, (i) no such cure period shall apply to Guarantor’s failure to comply with the provisions of Section 12(j), and any such failure shall constitute an immediate Event of Default hereunder and (ii) if such default is reasonably capable of being cured and such cure cannot reasonably be effected within such 30-day period, such failure shall not be an Event of Default so long as Guarantor promptly (in any event, within sixty (60) days after receipt of such notice) commences cure, and thereafter diligently prosecutes such cure to completion within ninety (90) days after receipt of said notice.

Section 13.    Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, or by certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified in this Guaranty (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 14.    Cumulative Rights. All of the rights and remedies of Lender under this Guaranty and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default. No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right or remedy of Lender with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed and delivered by Lender to Guarantor.

Section 15.    Term of Guaranty. This Guaranty shall continue in effect until all the Guaranteed Obligations and all of the obligations of Guarantor to Lender under this Guaranty are fully and finally paid, performed and discharged and are not subject to any bankruptcy preference period or any other disgorgement.

Section 16.    Subrogation. Until the Guaranteed Obligations and all other obligations of Guarantor to Lender are fully and finally paid in cash by a Non-Contestable Payment, performed and discharged, Guarantor shall not have any right of subrogation under any of the Loan Documents or any right to participate in any security for the Guaranteed Obligations or any right to reimbursement, exoneration, contribution, indemnification or any similar rights, and Guarantor hereby waives all of such rights during such period. Payment and satisfaction of the Guaranteed Obligations shall be deemed a “Non-Contestable Payment” only upon such payment in cash and satisfaction and the expiration of ninety-one (91) days thereafter, with: (A) no claim for the recovery of a preferential payment, fraudulent conveyance, or fraudulent transfer having been asserted, or (B) if so asserted, the final, non-appealable decision of a court of competent jurisdiction denying the claim or assertion.

Section 17.    Time of Essence. Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.

Section 18.    Entire Agreement; Counterparts; Construction. This Guaranty embodies the entire agreement among Lender and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty shall be effective upon execution by Guarantor and delivery to Lender. This Guaranty may not be modified, amended or superseded except in a writing signed by Lender and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded. This Guaranty has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement. As used herein, the words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

Section 19.    Forum.

(a)    Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and federal courts in Boston, Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against Guarantor or its properties in the courts of any jurisdiction.

(b)    Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (a) of this Section 19.

(c)    Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 13. Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

Section 20.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 21.    Credit Verification. Guarantor hereby authorizes Lender to check any credit references, verify his/her employment and obtain credit reports from credit reporting agencies of Lender’s choice in connection with any monitoring, collection or future transaction concerning the Loan, including any modification, extension or renewal of the Loan. Also in connection with any such monitoring, collection or future transaction, Lender is hereby authorized to check credit references, verify employment and obtain a third party credit report for the spouse of any married person obligated on this Guaranty, if such person lives in a community property state.

Section 22.    Setoff. Guarantor grants to Lender a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Lender arising under or relating to the Guaranteed Obligations, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property of Guarantor, and any other accounts established hereunder for the deposit of cash collateral in order to secure the Guaranteed Obligations, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of KeyBank National Association, and their successors and assigns or in transit to any of them. At any time while an Event of Default exists, without demand or notice (any such notice being expressly waived by Guarantor), Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other Collateral securing the Guaranteed Obligations. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE GUARANTEED OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHTS OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF GUARANTOR ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Section 23.    Final Agreement. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 24.    Amendment and Restatement; No Novation.

(a)    Amendment and Restatement; No Novation. This Guaranty amends, restates, replaces and supersedes (except to the extent the provisions of the Original Guaranty expressly survive termination thereof) the Original Guaranty, but does not discharge or release Guarantor from its obligations arising thereunder to the extent such obligations expressly survive repayment in full of the Guaranteed Obligations (as defined in the Original Guaranty).

(b)    Acknowledgement of Prior Obligations and Continuation Thereof. Guarantor hereby: (i) consents to the amendment and restatement of the Original Credit Agreement by the Credit Agreement; (ii) acknowledges and agrees that the prior grant or grants of Liens in favor of Lender in its properties and assets under any of the Security Documents to which it is a party shall be for the benefit of Lender with respect to the Guaranteed Obligations of Guarantor under this Guaranty and the Loan Documents executed in connection herewith to which it is a party; and (iii) agrees that, except as expressly amended hereby or in a separate amendment thereto, each of the Loan Documents to which it is a party is and shall remain in full force and effect and all references in any such Loan Document to “the Guaranty”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Original Guaranty shall mean this Guaranty.

[The next page is the signature page]

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as an instrument under seal as of the date first written above.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC., a Maryland corporation

By:	/s/ H. Michael Schwartz
H. Michael Schwartz Chief Executive Officer

Exhibit A

Defined Terms

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Hedging Obligation” means, with respect to Guarantor, any Guaranty Swap Obligation (as defined in this Exhibit A) if, and to the extent that, all or a portion of the guarantee of Guarantor of, or the grant by Guarantor of a security interest to secure, such Guaranty Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act (as defined in this Exhibit A) or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of Guarantor or the grant of such security interest becomes effective with respect to such Guaranty Swap Obligation. If a Guaranty Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Guaranty Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Guaranty Swap Obligation” means with respect to Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.